DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

November 21, 2006

Job Number	Corporation Number	
C20061121-0294	C31758-2004	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20060744835-99	November 21, 2006 08:00:39 AM

Corporation Name	Resident Agent
GOLDRANGE RESOURCES, INC.	INC PLAN OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C31758-2004
Document Number:
20060744835-99

Date Filed:
11/21/2006 8:00:39 AM
In the office of

Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

ABOVE

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
GOLDRANGE RESOURCES INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
50,000,000 common shares with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
200,000,000 common shares with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The corporation shall issue four (4) shares of common stock for every one (1) share of the common stock issued and outstanding immediately prior to the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares shall be issued.

7. Effective date of filing (optional): 11/30/06
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: [signature] PRESIDENT/DIRECTOR
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.